egnatium™

Sustainable Growth. Delivered!

SUPPLY AGREEMENT

DETAILS

Parties:	**Egnitus Holdings Pty Ltd,** a company incorporated in Australia and having its registered address at Level 9, 127 Creek St. Brisbane Australia 4000, P.O Box 10448 Brisbane, Qld Australia 4000 (hereinafter referred to as "EH") (**The Supplier**)
	Anvia Holdings Corporation 8383 Wilshire Bulevard, Suite 800, Beverly Hills, California, 90209, United States of America (hereinafter referred to as "AH") (**The Client**)
	Each a **Party** and together referred to as the **Parties**
A.	**EH** is a company specializing in designing, implementing and maintaining B2B software solutions.
B.	**AH** is a company specializing in designing, implementing a complete eco-system for tradesmen in Australia and globally
C.	Both parties are entering into this agreement where EH shall design, implement and maintain: 1. Learning Management System and mobile applications 2. Loyalty and Membership Program and mobile applications
D.	**EH** shall host and maintain the application after implementation of the systems and mobile applications.
E.	The parties hereto agree to work with each other and establish a working relationship.
F.	This agreement is established in relation to providing the products and services to EH and its subsidiaries as described in this agreement.

NOW THEREFORE, the parties hereby have reached an agreement as follows:-

1. By this Agreement, both parties agree to work together during the product development process, the project management, the marketing, the sales and the holding of the project by performing their own obligations as specified under this agreement.
2. In consideration for working together the rights of each party are as specified under this agreement.

DURATION OF AGREEMENT

This agreement is valid until both parties mutually agree to terminate. This agreement commences on the date of the execution of this Agreement.

OBLIGATIONS OF EH

The obligations of EH under this Agreement are as follows:-

(a) Provide AH with a customised loyalty system and mobile app solution for Android and Apple phones.

(b) Learning Management System and mobile application for Android and Apple phones.

(c) Complete the design, development within 60 working days from the date of this agreement.

(d) To provide technical support, including advice on new technologies for marketing the products and services after implementation.

To provide training to AH team on aspects required to manage and operate the systems.

OBLIGATIONS OF AH

The obligations of AH are as follows:-

(a) To provide a project manager to communicate, coordinate, negotiate, implement and manage the project with EH.

(b) To provide all the necessary information and details to EH to ensure successful implementation of the project.

(c) To ensure payments are made to EH as per details in this agreement

MUTUAL COVENANTS

The parties shall in all matters relating to the said project:-

(a) Act loyally and faithfully to each other and shall act in such manner to mutually benefit each other and the project.

(b) Consult, deliberate, propose and implement strategies that will ensure the success of the project

(c) Promptly inform the other Party of any event or situation that may necessitate an addendum to the agreement between the Parties or a modification of the scope and character of the Agreement.

(d) Cooperate to achieve a stable long term business relationship for the benefit of the project and the end customer

(e) Assert the principles of transparency honesty integrity and equity in discharge of their obligations under this Agreement.

LEGAL AND BENEFICIAL OWNERSHIP OF THE PROJECT

EH shall provide the source codes for the intellectual property developed to AH and EH retains the right to develop and customize the application for other clients provided they are not competing with AH.

DEVELOPMENTAL COSTS

AH shall pay USD 30,000 as total investment for the design, development and training of both systems. The payment is due upon execution of this agreement.

HOSTING & MAINTENANCE

AH shall pay the following ongoing expenses in relation to maintenance and technical support for the systems:

a) Cost of third parties plus15% administrative costs.
b) Maintenance and technical support of 0.5% revenues received from every user of the systems and applications provided by EH.
c) The payments are to be made within 15 days from the invoice date.
d) AH shall provide statement of accounts to EH on 25th calendar day of each month and EH to invoice based on the account statement provided.

Parties will review the commercial aspect of this agreement on monthly basis provided that EH covers the overhead costs related to maintenance and technical support provided to AH.

REVIEW AMENDMENT ALTERATION VARIATION AND ABROGATION

The parties shall from time to time review the provisions of this Agreement with a view to making any alterations which may appear desirable or expedient. No variation or amendment of this Agreement or oral promise or commitment related to it shall be valid unless committed to writing and signed by or on behalf of both parties.

TERMINATION

Either party may terminate this Agreement by giving at least thirty (30) days' notice in writing to the other Party. The events on which this Agreement can be terminated are as follows:-

(a) Where any money payable by AH to EH under this Agreement is in arrears for 30 days whether legally demanded or not;

(b) Where the other party fails to comply with any of its obligations, express or implied under this Agreement Where the other fails to comply with any of its obligations under this Agreement and the failure if capable of being remedied remains un remedied for fifteen (15) days after being called to its attention by written notice from the party not in default;

(c) Where the other party fails to comply in all respects with this Agreement;

(d) Where the other party commits any breach of any term of this Agreement;

(e) Where the other party fails or ceases to perform its duties under this Agreement to the other's reasonable satisfaction;

(f) Where insolvency proceedings are commenced against the other;

(g) Where there are any circumstances which give reasonable grounds in one party's opinion for its belief that the other party has or may become incapable of performing its obligations under this Agreement;

(h) PROVIDED ALWAYS that

   (i) Any termination of this Agreement pursuant to this clause shall be without prejudice to any other rights or remedies a party may be entitled to hereunder or at law and shall not affect any accrued rights or liabilities of either party nor the coming into or continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination;

   (ii) The termination of this Agreement does not prejudice the rights and remedies of either party against the other of any prior breach of covenant or condition.

(i) Upon termination, each Party shall proceed to take immediate steps to cease the programme or activity in an orderly manner and hand over all documents, records, materials and specifications to the respective owner.

REMEDY

Each Party acknowledges that monetary damages alone may not be a sufficient remedy for the other Party in the event of any breach of this Agreement and hereby agrees that the

other Party shall be entitled to seek specific performance or injunctive relief from any court in Malaysia in addition to all other remedies available to it.

ASSIGNMENT

The Parties shall not assign, transfer charge or otherwise deal with this Agreement or any obligation under this Agreement without the prior written consent of the other.

FORCE MAJEURE

Neither party hereto shall be liable for any breach of its obligations hereunder resulting from causes beyond its reasonable control including but not limited to fires, strikes (or its own or other employees), insurrection or riots, embargoes or act of God (an 'Event of Force Majeure').

Each of the parties hereto agree to give notice forthwith to the other upon becoming aware of and Event of Force Majeure such notice to contain the details of the circumstances giving rise to the Event of Force Majeure.

If the default due to an Event of Force Majeure shall continue for more than 2 weeks then the party not in default shall be entitled to terminate this agreement. Neither party shall have any liability to the other in respect of the termination of this Agreement as a result of an Event of Force Majeure.

WAIVER

The waiver by either party of a breach or default of any of the provisions of this agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or other provisions nor shall any delay or omission on the part of either party to exercise or avail itself of any right power or privilege that it has or may have hereunder operate as a waiver of any breach or default by the other party.

DISPUTE RESOLUTION

Any and all disputes arising out of or relating to this Agreement shall be referred to and finally resolved by arbitration in accordance with the International Arbitration Rules for the

time being in force which rules are deemed to be incorporated by reference into this clause. The tribunal shall consist of one (1) arbitrator to be appointed pursuant to the International Arbitration Rules. All arbitration proceedings shall be in the English language.

COMMITMENTS

This Agreement shall not constitute a partnership, joint venture or formal business organization of any kind. Nothing in this Agreement shall grant either of the Parties the right to make commitments of any kind for or on behalf of the other Party without the written consent of that Party.

INVALIDITY AND SEVERABILITY

If any provisions of this Agreement shall be found by any court or administrative body in Australia to be invalid or unenforceable the invalidity or unenforceability of such provision shall not affect the other provisions of this agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The parties hereby agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision that achieves to the greatest extent possible the economic legal and commercial objectives of the invalid or unenforceable provision.

AGREEMENT MAY BE EXECUTED IN COUNTERPARTS

This Agreement may be executed in counterparts each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

SUCCESSORS IN TITLE

This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors.

ENTIRE UNDERSTANDING

This Agreement and the Schedule annexed embodies the entire understanding of the parties in respect of the matters contained or referred to in it and there are no promises, terms, conditions or obligations oral or written express or implied other than those contained in this Agreement.

NOTICE

Any notice given under this Agreement shall be in writing and may be served:-

(a) Personally;

(b) By registered or recorded delivery mail;

(c) By any other means which any party specifies by notice to the other.

Each party's address for service is as stated at page 1 of this Agreement.

Any notice given hereunder shall be in writing and shall be delivered or sent by prepaid registered post to the address for service of the party to which it is addressed and any notice given shall be deemed to be given if delivered at the time of delivery and if sent as aforesaid 48 hours after the same have been posted.

LEGAL COSTS

Each Party will bear its own respective legal costs of and incidental expenses in the preparation of this Agreement.

HEADINGS

The headings to clauses are inserted for case of reference only and shall not affect the construction of this Agreement.

SIGNING PAGE

(a) This Agreement shall be governed and interpreted in accordance with the laws of state of Queensland, Australia.

(b) In Witness hereof, the parties hereto have caused this contract to be duly executed as of the date and the year first above written.

Brisbane 7/05/2017
Place, Date

on behalf of **Egnitus Holdings Pty Ltd**

Brisbane,7/05/2017
Place, Date

on behalf of **Anvia Holdings Corporation**